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Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES
As of September 30, 2007

  Subsidiary (Jurisdiction of incorporation or organization)
  Sally Investment Holdings LLC (Delaware)
       Sally Holdings LLC (Delaware)
              Beauty Systems Group LLC (Delaware) (1)
                      Armstrong McCall Holdings, Inc. (Texas)
                             Arnolds, Inc. (Arkansas)
                             Armstrong McCall Holdings, L.L.C. (Delaware)
                      Armstrong McCall Management, L.C. (Texas)
                                    Armstrong McCall L.P. (Texas)
                      Innovations-Successful Salon Services (California) (2)
                      Lady Lynn Enterprises, Inc. (Delaware)
                      Procare Laboratories, Inc. (Delaware)
                      Neka Salon Supply, Inc. (New Hampshire)
                      Salon Success International, LLC (Florida) (3)
              Sally Beauty Supply LLC (Delaware)
                      Diorama Services Company, LLC (Delaware)
              Sally Capital Inc. (Delaware)
              Sally Beauty Distribution LLC (Delaware)
                      Sally Beauty International Finance LLC (Delaware)
                             Sally Beauty Holding LLC (Delaware)
                                    Beyond the Zone, Inc. (Delaware)
                                    Silk Elements, Inc. (Delaware)
                                    High Intensity Products, Inc. (Delaware)
                                    Nail Life, Inc. (Delaware)
                                    Sexy U Products, Inc. (Delaware)
                                    For Perms Only, Inc. (Delaware)
                                    Energy of Beauty, Inc. (Delaware)
                                    Miracle Lane, Inc. (Delaware)
                                    Tanwise, Inc. (Delaware)
                                    Satin Strands, Inc. (Delaware)
                                    Brentwood Beauty Laboratories International, Inc. (Texas)
                                    Ion Professional Products,  Inc. (Delaware)
                                    New Image Professional Products,  Inc. (Delaware)
                                    Esthetician Services Inc. (Delaware)
                                    Lome Beauty International,  Inc. (Delaware)
                                    Venetian Blends, Inc. (Delaware)
                                    Modern Panache, Inc. (Delaware)
                                    Land of Dreams, Inc. (Delaware)
                                    Coloresse, Inc. (Delaware)
                                    Design Lengths, Inc. (Delaware)
                                    Power IQ, Inc. (Delaware)
                                    Soren Enterprises, Inc. (Delaware)
                      Sally Beauty Distribution of Ohio, Inc. (Delaware)
                             Sally Beauty International, Inc. (Delaware)
                                    Sally Beauty Canada Holdings Inc. (Delaware)
                                            Sally Beauty (Canada) Corporation (Nova Scotia)

                                            Beauty Systems Group (Canada), Inc. (New Brunswick)
                                    D&G Haselock Limited (England)
                                    Sally Beauty de Puerto Rico,  Inc. (Puerto Rico)
                                    Ogee Limited (England)
                                            MHR Limited (England)
                                            Teknique Haircare Limited (Scotland)
                                            Sally Hair and Beauty Supplies Limited (England) (4)
                                                           Shear Beauty Limited (England)
                                                                         Hairhotspot.com Limited (England)
                                                           Fashion Services Limited (Northern Ireland) (5)
                                            Winthalt Limited (England)
                                            Chapelton 21 Ltd (Scotland)
                                                   Salon Services (Hair and Beauty Supplies) Ltd (Scotland) (4)
                                                           Salon Services (England) Ltd (Scotland)
                                                           Salon Services Franchising Ltd (Scotland)
                                                           Salon Services (Dublin) Ltd (Ireland)
                                                           Salon Services (Ireland) Ltd (Scotland)
                                                           Sally Salon Services SL (Spain)
                                                           Flo'mans Ltd (England)
                                                           Salon Services (Hair and Beauty Supplies) GmbH (Germany)
                                                           Sassi Hair and Beauty Ltd (Scotland) (6)
                                                           Beauty Express Ltd (Scotland)
                                                           The Avec Corporation Ltd (England) (a)
                                                           Davines (UK) Ltd (Scotland) (b)
                                                           Leader International Ltd (England) (c)
                                    Sally Beauty Supply, B.V. (Netherlands)
                                            Sally Hair and Beauty GmbH (Germany) (5)
                                    Sally Beauty Supply Japan,  Inc. (Japan)
                                    SBCBSG Company de Mexico, s. de R.I. de C.V. (Mexico)
                                    SBIFCO Company de Mexico, S.A. de C.V. (Mexico)
                                    Sally UK Holdings Limited (England)
                                            Three Six Five Group Ltd. (England)
                                                   Salon Success Limited (England) (7)
                                                           Salon Success BV (Netherlands)
                                                           John Paul Mitchell Systems (UK) Ltd. (England)
                                                           Salon del Exito, S.L. (Spain)
                                            Earnridge Limited (Ireland)
                                                           Sumdveldt Limited (Ireland) (8)

(1)
Doing business as CosmoProf, Ace Beauty Systems, Neka Beauty Systems, Barnum Beauty Systems, Davidson Beauty Systems, Heil Beauty Systems, Loeffler Beauty Systems, Macon Beauty Systems, Victory Beauty Systems and West Coast Beauty Supply
(2)
Doing business as CosmoProf, Matrix of Los Angeles, CosmoProf Professional Salon Services, Cosmovision Innovative Salon Concepts, Infinity Salon Services, Matrix Distribution of Hawaii and WDG Hawaii
(3)
Education division doing business as Premier Education
(4)
Doing business as Sally Salon Services
(5)
Doing business as Carin
(6)
Doing business as Sassi
(7)
Education division doing business as 3•6•5
(8)
Doing business as O'Reilly Salon Supplies

(a)
Sally Beauty Holdings, Inc. indirectly owns 33.3% of the outstanding shares of the subsidiary
(b)
Sally Beauty Holdings, Inc. indirectly owns 51% of the outstanding shares of the subsidiary
(c)
Sally Beauty Holdings, Inc. indirectly owns 50% of the outstanding shares of the subsidiary

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  Exhibit 21.1